 Exhibit (a)(1)(E)
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Flexion Therapeutics, Inc.
at
$8.50 per share, net in cash, plus one non-transferable contingent value right for each share, which represents the right to receive one or more contingent cash payments of up to $8.00 per share in the aggregate upon the achievement of specified milestones,
pursuant to the Offer to Purchase dated October 22, 2021
by
Oyster Acquisition Company Inc.
a wholly owned subsidiary of
Pacira BioSciences, Inc.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON NOVEMBER 18, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.
October 22, 2021
To Our Clients:
Enclosed for your consideration are the Offer to Purchase, dated October 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal (as it may be amended or supplemented from time to time, the “Letter of Transmittal” which, together with the Offer to Purchase and other related materials, as each may be amended or supplemented from time to time, constitute the “Offer”) relating to the offer by Oyster Acquisition Company Inc., a Delaware corporation (“Purchaser”) and wholly owned subsidiary of Pacira BioSciences, Inc., a Delaware corporation (“Pacira”), to purchase all of the outstanding shares of common stock, par value $0.001 per share (the “Shares”), of Flexion Therapeutics, Inc., a Delaware corporation (“Flexion”), at an offer price of (i) $8.50 per Share, in cash, net of applicable withholding taxes and without interest (the “Cash Amount”), plus (ii) one contingent value right per Share (each, a “CVR”), which will represent the right to receive one or more contingent payments up to $8.00 per Share in the aggregate, in cash, net of applicable withholding taxes and without interest, which amounts will become payable, if at all, if specified milestones are achieved on or prior to December 31, 2030 (the Cash Amount plus one CVR, collectively, or any higher amount per Share paid pursuant to the Offer, the “Offer Price”), upon the terms and subject to the conditions set forth in the Offer to Purchase.
Also enclosed is Flexion’s Solicitation/Recommendation Statement on Schedule 14D-9.
THE BOARD OF DIRECTORS OF FLEXION HAS UNANIMOUSLY RECOMMENDED THAT YOU ACCEPT THE OFFER AND TENDER ALL OF YOUR SHARES PURSUANT TO THE OFFER.
WE (OR OUR NOMINEES) ARE THE HOLDER OF RECORD OF SHARES HELD BY US FOR YOUR ACCOUNT. A TENDER OF SUCH SHARES CAN BE MADE ONLY BY US AS THE HOLDER OF RECORD AND PURSUANT TO YOUR INSTRUCTIONS. THE LETTER OF TRANSMITTAL IS FURNISHED TO YOU FOR YOUR INFORMATION ONLY AND CANNOT BE USED TO TENDER SHARES FOR YOUR ACCOUNT.
We request instructions as to whether you wish to tender any or all of the Shares held by us for your account according to the terms and conditions set forth in the enclosed Offer.

Your attention is directed to the following:
1.
The Offer Price for the Offer is $8.50 per Share, in cash, net of applicable withholding taxes and without interest, plus one non-transferable contingent value right per Share, which CVR represents the right to receive one or more contingent payments of up to $8.00 in the aggregate, in cash, net of applicable withholding taxes and without interest, if specified milestones are achieved on or prior to December 31, 2030, upon the terms and subject to the conditions set forth in the Offer to Purchase.

2.
The Offer is being made for all outstanding Shares.

3.
The Flexion board of directors has unanimously (i) determined that the Agreement and Plan of Merger, dated as of October 11, 2021 (as it may be amended from time to time, the “Merger Agreement”), by and among Pacira, Purchaser and Flexion, and the transactions contemplated thereby and by the CVR Agreement and the Support Agreements described in the Offer to Purchase, including the Offer and the Merger (as defined below) (together, the “Transactions”), are fair to, and in the best interest of, Flexion and its stockholders, (ii) approved the execution, delivery and performance by Flexion of the Merger Agreement and the consummation of the Transactions, (iii) resolved that the Merger shall be effected under Section 251(h) of the General Corporation Law of the State of Delaware (the “DGCL”) and (iv) resolved to recommend that the stockholders of Flexion tender their Shares to Purchaser pursuant to the Offer.

4.
The Offer is being made pursuant to the Merger Agreement. Pursuant to the Merger Agreement, following the completion of the Offer and the satisfaction or waiver of all of the conditions to the Merger, Purchaser will be merged with and into Flexion (the “Merger”) without a meeting of Flexion’s stockholders and without a vote on the adoption of the Merger Agreement by Flexion’s stockholders in accordance with Section 251(h) of the DGCL and Flexion will survive as a wholly owned subsidiary of Pacira. In the Merger, each Share outstanding immediately prior to the effective time of the Merger (other than Shares held (i) by Flexion or any of its subsidiaries (including any treasury shares) or by Pacira or Purchaser or any other direct or indirect wholly owned subsidiary of Pacira, which Shares will be canceled and will cease to exist, or (ii) by any Flexion stockholders who properly exercise and perfect their appraisal rights under the DGCL with respect to such Shares) will be automatically converted into the right to receive the Offer Price, without interest and subject to any applicable withholding taxes.

5.
THE OFFER AND WITHDRAWAL RIGHTS WILL EXPIRE AT THE END OF THE DAY, ONE MINUTE FOLLOWING 11:59 P.M., EASTERN TIME, ON NOVEMBER 18, 2021, UNLESS THE OFFER IS EXTENDED OR EARLIER TERMINATED.

6.
The Offer is not subject to any financing condition. The Offer is conditioned on, among other things, the number of Shares validly tendered (and not validly withdrawn) prior to the time that the Offer expires, when considered together with all other Shares (if any) otherwise beneficially owned by Purchaser and its affiliates, representing at least one Share more than 50% of the total number of Shares then issued and outstanding at the time of the expiration of the Offer. The Offer is also subject to certain other conditions set forth in the Offer to Purchase, including the waiting period (or any extension thereof) applicable to the Offer under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder having expired or been terminated, and other customary conditions as described in Section 15 — “Conditions to the Offer” of the Offer to Purchase.

7.
Tendering stockholders will not be obligated to pay brokerage fees or commissions to the Depositary (as defined below) or D.F. King & Co., Inc., which is acting as the information agent for the Offer, or, except as set forth in Instruction 6 of the Letter of Transmittal, transfer taxes on the tender of Shares in the Offer. However, U.S. federal income tax backup withholding may be required unless an exemption applies and is provided to the Depositary or unless the required taxpayer identification information and certain other certifications are provided to the Depositary. See Instruction 9 of the Letter of Transmittal.

If you wish to have us tender any or all of the Shares held by us for your account, please so instruct us by completing, executing, detaching and returning to us the instruction form on the detachable part hereof. An envelope to return your instructions to us is enclosed. If you instruct us to tender your Shares, all such Shares will be tendered unless otherwise specified on the detachable part hereof.
YOUR INSTRUCTIONS SHOULD BE FORWARDED TO US IN AMPLE TIME TO PERMIT US TO SUBMIT A TENDER ON YOUR BEHALF BEFORE THE EXPIRATION DATE.
Payment for Shares accepted for payment in the Offer will in all cases be made only after timely receipt by American Stock Transfer & Trust Company, LLC (the “Depositary”) of (i) Share Certificates, if any, evidencing such Shares or a Book-Entry Confirmation (as defined in the Offer to Purchase) of a book-entry transfer of such Shares into the Depositary’s account at the Book-Entry Transfer Facility (as defined in the Offer to Purchase) pursuant to the procedures set forth in Section 3 of the Offer to Purchase, (ii) the Letter of Transmittal, properly completed and duly executed, with any required signature guarantees or, in the case of a book-entry transfer, an Agent’s Message (as defined in the Offer to Purchase), and (iii) any other documents required by the Letter of Transmittal. Accordingly, tendering stockholders may be paid at different times depending upon when the foregoing documents with respect to Shares are actually received by the Depositary.
UNDER NO CIRCUMSTANCES WILL INTEREST BE PAID ON THE OFFER PRICE FOR THE SHARES, REGARDLESS OF ANY EXTENSION OF THE OFFER OR ANY DELAY IN MAKING PAYMENT.
Purchaser is not aware of any jurisdiction in which the making of the Offer or the tender of Shares in connection therewith would not be in compliance with the laws of such jurisdiction. If Purchaser becomes aware of any jurisdiction in which the making of the Offer would not be in compliance with applicable law, Purchaser will make a good faith effort to comply with any such law. If, after such good faith effort, Purchaser cannot comply with any such law, the Offer will not be made to (nor will tenders be accepted from or on behalf of) the holders of Shares residing in such jurisdiction. In any jurisdiction where the securities, “blue sky” or other laws require the Offer to be made by a licensed broker or dealer, the Offer will be deemed to be made on behalf of Purchaser by one or more registered brokers or dealers that are licensed under the laws of such jurisdiction.

INSTRUCTION FORM
with respect to the
Offer to Purchase for Cash
All Outstanding Shares of Common Stock
of
Flexion Therapeutics, Inc.
at
$8.50 per share, net in cash, plus one non-transferable contingent value right for each share, which represents the right to receive one or more contingent cash payments of up to $8.00 per share in the aggregate upon the achievement of specified milestones,
pursuant to the Offer to Purchase dated October 22, 2021
by
Oyster Acquisition Company Inc.
a wholly owned subsidiary of
Pacira BioSciences, Inc.
The undersigned acknowledge(s) receipt of your letter, the Offer to Purchase, dated October 22, 2021 (as it may be amended or supplemented from time to time, the “Offer to Purchase”), and the related Letter of Transmittal relating to shares of common stock, par value $0.001 per share (the “Shares”), of Flexion Therapeutics, Inc., a Delaware corporation.
This will instruct you to tender the number of Shares indicated below held by you for the account of the undersigned, on the terms and subject to the conditions set forth in the Offer to Purchase and related Letter of Transmittal.
The undersigned understands and acknowledges that all questions as to validity, form and eligibility of the surrender of any certificate representing Shares submitted on my behalf to American Stock Transfer & Trust Company, LLC, (the “Depositary”) will be determined by Purchaser (which may delegate power in whole or in part to the Depositary) and such determination shall be final and binding.

ACCOUNT NUMBER
NUMBER OF SHARES TO BE TENDERED(1)
Shares
Dated:
SIGN HERE

(Signature(s))

Please Type or Print Name(s)

Please Type or Print Name(s)

Area Code and Telephone Number

Tax Identification or Social Security Number

(1)
Unless otherwise indicated, it will be assumed that all your Shares are to be tendered.